                                                                     Exhibit 3.4

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              MEDFORD SAVINGS BANK

ARTICLE I

         Organization................................................................1

ARTICLE II

         Stockholders................................................................1
         SECTION 1.  Annual Meeting..................................................1
         SECTION 2.  Matters to be Considered at the Annual Meeting..................1
         SECTION 3.  Special Meeting.................................................4
         SECTION 4.  Notice of Meetings; Adjournments................................4
         SECTION 5.  Quorum..........................................................5
         SECTION 6.  Voting and Proxies..............................................5
         SECTION 7.  Action at Meeting...............................................5

ARTICLE III

         Directors...................................................................6
         SECTION 1.  Powers..........................................................6
         SECTION 2.  Composition and Term............................................6
         SECTION 3.  Director Nominations............................................6
         SECTION 4.  Qualification...................................................9
         SECTION 5.  Resignation.....................................................9
         SECTION 6.  Removal.........................................................9
         SECTION 7.  Vacancies.......................................................9
         SECTION 8.  Compensation....................................................9
         SECTION 9.  Regular Meetings................................................9
         SECTION 10.  Special Meetings..............................................10
         SECTION 11.  Notice of Meetings............................................10
         SECTION 12.  Quorum........................................................10
         SECTION 13.  Action at a Meeting...........................................11
         SECTION 14.  Action by Consent.............................................11
         SECTION 15.  Presumption of Assent.........................................11
         SECTION 16.  Committees....................................................11
         SECTION 17.  Manner of Participation.......................................11

ARTICLE IV

         Officers...................................................................12
         SECTION 1.  Enumeration....................................................12
         SECTION 2.  Election.......................................................12

                                       (i)

         SECTION 3.  Qualification..................................................12
         SECTION 4.  Tenure.........................................................12
         SECTION 5.  Removal........................................................12
         SECTION 6.  Absence or Disability..........................................13
         SECTION 7.  Vacancies......................................................13
         SECTION 8.  Chief Executive Officer........................................13
         SECTION 9.  Chairman and Vice Chairman of the Board........................13
         SECTION 10.  President.....................................................13
         SECTION 11.  Vice Presidents, Treasurer and Other Officers.................13
         SECTION 12.  Clerk and Assistant Clerks....................................13

ARTICLE V

         Capital Stock..............................................................14
         SECTION 1.  Certificates of Stock..........................................14
         SECTION 2.  Transfers......................................................14
         SECTION 3.  Record Holders.................................................14
         SECTION 4.  Record Date....................................................14
         SECTION 5.  Replacement of Certificates....................................15
         SECTION 6.  Issuance of Capital Stock......................................15
         SECTION 7.  Dividends......................................................15

ARTICLE VI

         Deposits...................................................................15

ARTICLE VII

         Withdrawals................................................................16

ARTICLE VIII

         Interest...................................................................16

ARTICLE IX

         Indemnification............................................................16
         SECTION 1.  Definitions....................................................16
         SECTION 2.  Officers.......................................................16
         SECTION 3.  Non-Officer Employees..........................................17
         SECTION 4.  Service at the Request or Direction of the Bank................17
         SECTION 5.  Good Faith.....................................................17
         SECTION 6.  Prior to Final Disposition.....................................18

                                      (ii)

         SECTION 7.  Insurance......................................................18
         SECTION 8.  Other Indemnification Rights...................................18

ARTICLE X

         Conveyances and Foreclosures...............................................18
         SECTION 1.  General Authority..............................................18
         SECTION 2.  Foreclosure of Mortgages.......................................18

ARTICLE XI

         Miscellaneous Provisions...................................................19
         SECTION 1.  Amendment of By-laws...........................................19
         SECTION 2.  Fiscal Year....................................................19
         SECTION 3.  Seal...........................................................19
         SECTION 4.  Execution of Instruments.......................................19
         SECTION 5.  Voting of Securities...........................................19
         SECTION 6.  Charter........................................................19


                                      (iii)

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              MEDFORD SAVINGS BANK


                                    ARTICLE I

                                  ORGANIZATION

         The name of this Bank is "Medford Savings Bank" (the "Bank"). The main office of the Bank shall be in the City of Medford, Massachusetts, or such other location as the Board of Directors may designate, subject to applicable law. Branches and deposits heretofore or hereafter established shall be located and operated in accordance with applicable law. The Bank shall conduct the business of a savings bank and shall have and may exercise all the powers, privileges and authority, whether express or implied, now or hereafter conferred by applicable law.


                                   ARTICLE II

                                  STOCKHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of the stockholders (the "Annual Meeting") for the election of Directors and such other business as may properly come before the Annual Meeting shall be held on the last Monday in April at 10:00 a.m. at the main office of the Bank in Medford, Massachusetts, unless a different hour, date or place within Massachusetts (or if permitted by law, elsewhere in the United States) is fixed by the Bank's Board of Directors (the "Board"), the Chairman of the Board, if one is elected, or the President, consistent with the requirements of Massachusetts law. If no Annual Meeting has been held on the date fixed as above provided, a special meeting in lieu thereof may be held and such special meeting shall be treated for all purposes as an Annual Meeting.

         SECTION 2. Matters to be Considered at the Annual Meeting. The purposes for which the Annual Meeting is to be held, in addition to those prescribed by law, by the Articles of Incorporation (the "Charter") or by these Amended and Restated By-laws (the "By-laws"), may be specified by the Board of Directors, the Chairman of the Board or the President.

         At any Annual Meeting or any special meeting in lieu of Annual Meeting, only such new business shall be conducted, and only such additional proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting;

(b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors (unless at the time of such action there is an Interested Stockholder, in which case the affirmative vote of a majority of the Continuing Directors then in office shall also be required); or (c) otherwise properly brought before the Annual Meeting by or on behalf of any stockholder of record who (i) shall have been a stockholder of record at the time of the giving of notice as provided in this Section 2; (ii) shall continue to be a stockholder of record on the record date for such Annual Meeting and on the Annual Meeting date; and (iii) shall be entitled to vote at such Annual Meeting.

         In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give timely notice as required by this Section 2 to the Clerk of the Bank; and (ii) be present at such meeting, either in person or by a representative. For the first Annual Meeting following the effective date of these By-Laws, to be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Bank not less than 75 days nor more than 120 days prior to the scheduled Annual Meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled Annual Meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of (a) the day on which such notice of the date of the scheduled Annual Meeting was mailed, or (b) the day on which public disclosure was made.

         For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Bank at its principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Bank at its principal executive office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such Annual Meeting, or (b) the 15th day following the day on which public disclosure of the date of such Annual Meeting is first made by the Bank.

         For purposes of these By-laws, "public disclosure" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service; (ii) a report or other document filed publicly with the Federal Deposit Insurance Corporation or the Securities and Exchange Commission (including, without limitation, a Form F-3); or (iii) a letter or report sent to stockholders of record of the Bank at the time of the mailing of such letter or report.

         A stockholder's notice to the Clerk shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting; (ii) the name and address, as they appear on the Bank's stock transfer books, of the stockholder proposing such business;
(iii) the class and number of shares of the Bank's capital stock beneficially owned by the stockholder proposing such business; (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Bank registered in such stockholder's name on such books, and the class and number of shares of the Bank's capital stock beneficially owned by such beneficial owners; (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Bank's capital stock beneficially owned by such other stockholders; and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

         The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Section 2. If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2 in any material respect, such stockholder proposal shall not be presented for action at the Annual Meeting in question. The Clerk of the Bank shall notify a stockholder in writing whether his or her proposal has been made in accordance with the time and informational requirements of this Section 2.

         Notwithstanding the procedure set forth in the above paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the time and informational requirements of this Section 2. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the time and informational requirements of this Section 2, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the Annual Meeting with respect to such proposal. If there is an Interested Stockholder at the time, any determinations to be made by the Board of Directors or a designated committee thereof pursuant to the provisions of this Section 2, shall also require the concurrence of a majority of the Continuing Directors then in office.

         Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable regulations of the Federal Deposit Insurance Corporation set forth in 12 C.F.R. Part 335 with respect to the matters set forth in this By-Law, and nothing in this

By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Bank's proxy statement pursuant to such regulations.

         As used in these By-laws, the terms "Interested Stockholder" and "Continuing Director" shall have the same respective meanings assigned to them in the Charter. Any determination of beneficial ownership of securities under these By-laws shall be made in the manner specified in the Charter.

         SECTION 3. Special Meeting. Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board, if one is elected, the President or by a majority of the Directors then in office; provided however, that if there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

         SECTION 4. Notice of Meetings; Adjournments. A written notice of the place, time and date of all annual and special meetings of stockholders shall be given by the Clerk or Assistant Clerk (or other person authorized by these By-laws or by law) not less than ten (10) days nor more than sixty (60) days before the date on which the meeting is to be held to each stockholder entitled to vote at such meeting by mailing it addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Bank. Such notice shall be deemed to be delivered when deposited in the mail so addressed with postage pre-paid.


         Notice of an annual or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is executed before or after such meeting by such stockholder or such stockholder's authorized attorney, if communication with such stockholder is unlawful, or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any written waiver of notice. A written waiver of notice, executed before or after a meeting by a stockholder or by an authorized attorney, shall be deemed equivalent to notice of the meeting.

         When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of the original meeting to each stockholder of record entitled to vote thereat.

         The Chairman of the Board, if one is elected, shall preside at all stockholder meetings and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Section 5 of this
Article II. If a Chairman of the Board is not elected or is absent, the Vice Chairman shall preside at all stockholder meetings. If both the Chairman and the Vice Chairman of the Board are not elected or are absent, the President shall preside at all stockholder meetings.

         SECTION 5. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders; but if less than a quorum is present at a meeting, a majority in interest of the stockholders present or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article II. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 6. Voting and Proxies. Stockholders shall have one (1) vote for each share of common stock entitled to vote owned by them of record according to the books of the Bank and a proportionate vote for a fractional share, unless otherwise provided by law or by the Charter. Stockholders may vote either in person or by written proxy dated not more than six (6) months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Bank receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

        SECTION 7. Action at Meeting. When a quorum is present, any matter before any annual or special meeting of stockholders shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Charter or by these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Charter or by these By-laws.

                                   ARTICLE III

                                    Directors

        SECTION 1. Powers. The business and affairs of the Bank shall be managed by a Board of Directors.

        SECTION 2. Composition and Term. The Board of Directors shall be composed of: those persons who are elected as Directors from time to time as provided herein. The Board of Directors shall consist of not fewer than seven
(7) and not more than twenty-five (25) individuals and shall be divided into three (3) classes, such classes to be as nearly equal in number as possible. One of such classes of Directors shall be elected annually by the stockholders. Subject to the foregoing requirements and applicable law, the Board of Directors may from time to time fix the number of Directors and their respective classifications; provided, however, that if at the time of such action there is an Interested Stockholder such action shall in addition require a majority vote of the Continuing Directors then in office. Up to two (2) additional Directors may be elected by vote of a majority of the Directors then in office. Except as otherwise provided in accordance with these By-laws, the members of each class shall be elected for a term of three (3) years and until their successors are elected and qualified.

        SECTION 3. Director Nominations. Nominations of candidates for election as directors of the Bank at any Annual Meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors (unless at the time of such action there is an Interested Stockholder, in which case the affirmative vote of a majority of the Continuing Directors then in office shall also be required), or (b) by or on behalf of any stockholder of record who (i) shall have been a stockholder of record at the time of the giving of notice as provided in this Section 3, (ii) shall continue to be a stockholder of record on the record date for such Annual Meeting and on the Annual Meeting date, and
(iii) shall be entitled to vote at such Annual Meeting. Any stockholder who has complied with the timing, informational and other requirements set forth in this
Section 3 and who seeks to make such a nomination, or his, her or its representative, must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors at an Annual Meeting.

        Nominations, other than those made by, or at the direction of, the Board of Directors (or by the Continuing Directors, if required), shall be made pursuant to timely notice in writing to the Clerk of the Bank as set forth in this Section 3. For the first Annual Meeting following the effective date of these By-Laws, to be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Bank not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the scheduled Annual Meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled Annual Meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the scheduled Annual Meeting was mailed, or (b) the day on which public disclosure was made.

        For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Bank at its principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Bank at its principal executive office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such Annual Meeting, or (b) the 15th day following the day on which public disclosure of the date of such Annual Meeting is first made by the Bank.

        A stockholder's notice to the Clerk shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Bank's capital stock which are beneficially owned by such person on the date of such stockholder notice; (iv) the consent of each nominee to serve as a director if elected; and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to 12 C.F.R. 335.212 promulgated under the Federal Deposit Insurance Corporation under the Securities Exchange Act of 1934, as amended. A stockholder's notice to the Clerk shall further set forth as to the stockholder giving such notice: (i) the name and address, as they appear on the Bank's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Bank's capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s); (ii) the class and number of shares of the Bank's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice; and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

        The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 3. If the Board of Directors or a designated committee thereof determines that the information provided in a stockholder's notice does not satisfy the time and informational requirements of this Section 3 in any material respect, then the Board of Directors may reject such stockholder's nomination. The Clerk of the Bank shall notify a stockholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this Section 3.

        Notwithstanding the procedures set forth in the above paragraph, if neither the Board of Directors nor such committee makes a determination as to whether a stockholder nomination was made in accordance with the provisions of this Section 3, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with the time and informational requirements of this Section 3. If the presiding officer determines that any stockholder nomination was not made in a timely fashion in accordance with the provisions of this Section 3 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, such stockholder's nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder nomination was made in accordance with the requirements of this Section 3, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such nominee. If there is an Interested Stockholder at the time, any determinations are to be made by the Board of Directors or a designated committee thereof pursuant to the provisions of this Section 3, shall also require the concurrence of a majority of the Continuing Directors then in office.

        Notwithstanding anything to the contrary in the second sentence of the second paragraph of this Section 3, in the event that the number of directors to be elected to the Board of Directors of the Bank is increased and there is no public disclosure by the Bank naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy-five
(75) days prior to the Anniversary Date, a stockholder's notice required by this
Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if (i) with respect only to the first Annual Meeting following the effective date of these By-Laws, such notice shall be delivered to, or mailed and received by the Bank at its principal executive office not later than the close of business on the tenth day following the day on which such public announcement is first made by the Bank; and (ii) for all subsequent Annual Meetings, such notice shall be delivered to, or mailed to and received by, the Bank at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Bank.

        No person shall be elected by the stockholders as a Director of the Bank unless nominated in accordance with the procedures set forth in this Section 3. Election of Directors at an Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.

        SECTION 4. Qualification. Each Director shall have such qualifications as are required by applicable law. Each Director shall own, in his or her own right and free of any lien or encumbrance, common stock, either of the Bank or of a company owning seventy-five percent (75%) of the stock of the Bank, having a par value, or a fair market value on the date the person became a Director, of not less than $1,000. Any Director who ceases to be the owner of the required number of shares of stock, or who becomes in any other manner disqualified, shall vacate his or her office forthwith. Each Director, when appointed or elected, shall take an oath that he will faithfully perform the duties of his or her office and that he is the owner, in his or her own right and free of any lien or encumbrance, of the amount of stock required by this Section 4. The oath shall be taken before a notary public or justice of the peace, who is not an officer of the Bank, and a record of the oath shall be made a part of the records of the Bank. Unless waived by a vote of the Board of Directors, no person shall serve as a Director after reaching the age of seventy-two (72) years.

        SECTION 5. Resignation. Any Director may resign at any time by written notice to the Chief Executive Officer. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

        SECTION 6. Removal. Any Director may be removed from office as provided in the Charter.

        SECTION 7. Vacancies. Any and all vacancies occurring on the Board of Directors, however occurring, including, without limitation, as a result of a Director reaching the age of seventy-two (72) or by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, unless there is an Interested Stockholder in which case such vacancy shall be filled solely by the affirmative vote of a majority of the Continuing Directors then in office. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

        SECTION 8. Compensation. The members of the Board of Directors and the members of standing or special committees shall receive such compensation as the Board of Directors may determine.

        SECTION 9. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law on the same date and at the same place as the Annual Meeting following such meeting of stockholders. The Board of Directors may provide the hour, date and place for the holding of regular meetings by resolution without other notice than such resolution. The Board of Directors shall meet at least once in each calendar month at a place or places fixed from time to time by the Board of Directors, the Chairman of the Board, if one is elected, or the President.

        SECTION 10. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of a majority of the Directors, the Chairman of the Board, if one is elected, or the President. The person or persons authorized to call special meetings of the Board of Directors may fix the hour, date and place for holding a special meeting.

        SECTION 11. Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Clerk or Assistant Clerk, or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice of any special meeting of the Board of Directors shall be given to each Director in person, or by telephone, or sent to his or her business or home address as shown in the Bank's records by telegram, telecopier, facsimile or similar method at least twenty-four (24) hours in advance of the meeting or by written notice mailed to his or her business or home address at least forty-eight (48) hours in advance of such meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, delivered to the telegraph company if sent by telegram, confirmed as the date and time of receipt if sent by telecopier, facsimile or similar method. When any Board of Directors' meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned. A written waiver of notice executed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        SECTION 12. Quorum. A majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 11 of this Article III. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

        SECTION 13. Action at a Meeting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise prescribed by law, by the Charter or by these By-laws.

        SECTION 14. Action by Consent. Any action required or permitted to be taken by the Board of Directors at any meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors. Such written consents shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

        SECTION 15. Presumption of Assent. A Director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Clerk of the Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a Director who voted in favor of such action.

        SECTION 16. Committees. The Board of Directors shall elect from its number not fewer than three members to serve as an Executive Committee and may elect other committees from its number. It may delegate to the Executive Committee or such other committees some or all of its powers except those which by law, by the Charter or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time, subject to applicable law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. With the approval of the Board of Directors, the Chief Executive Officer may appoint such other committees consisting of such Directors as the Chief Executive Officer shall select. Any recommendations of such committees appointed by the Chief Executive Officer shall be submitted to the Board of Directors.

        SECTION 17. Manner of Participation. Members of the Board of Directors or of committees elected by the Board pursuant to Section 16 of this Article III may participate in meetings of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 8 of this Article III, unless the Board of Directors by resolution so provides.

                                   ARTICLE IV

                                    Officers

        SECTION 1. Enumeration. The officers of the Bank shall consist of a President, a Treasurer, a Clerk and such other officers, including, without limitation, a Chairman of the Board, a Vice Chairman of the Board, a Secretary and one or more Vice Presidents, Assistant Vice Presidents, Assistant Treasurers and Assistant Clerks as the Board of Directors may determine to be necessary for the management of the Bank.

        SECTION 2. Election. The President shall be elected annually by the Board of Directors at its first meeting following the Annual Meeting; and the Clerk shall be elected by the stockholders at their Annual Meeting or at a special meeting of stockholders duly called for such purpose, so long as the election of the Clerk is required by law to be by the stockholders, otherwise the Clerk shall be elected annually by the Board of Directors. Other officers shall be elected by the Board of Directors and serve at its pleasure.

        SECTION 3. Qualification. Any two (2) or more offices may be held by any person. The President shall be a Director. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

        SECTION 4. Tenure. Except as otherwise provided by law, by the Charter, or by these By-laws, the President shall hold office until the first meeting of the Board of Directors following the next Annual Meeting of the stockholders and until his or her respective successors are chosen and qualified; the Clerk shall hold office until the next Annual Meeting of stockholders and until his or her successor is chosen and qualified; and all other officers shall hold office until their respective successors are elected by the Board of Directors. The Chief Executive Officer may resign at any time by written notice to the Board of Directors or the Clerk. Any other officer may resign at any time by written notice to the Chief Executive Officer. Such resignation shall be effective upon receipt unless the resignation otherwise provides. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Bank to enter into an employment contract with any officer in accordance with law, but no such contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 5 of this Article IV.

        SECTION 5. Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the entire number of Directors then in office; provided, however, that, if at the time of such removal there is an Interested Stockholder, the affirmative vote of a majority of the Continuing Directors then in office shall instead be required. Any such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the persons involved. Any officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

        SECTION 6. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

        SECTION 7. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

        SECTION 8. Chief Executive Officer. The President shall be the Chief Executive Officer, unless the Board of Directors shall elect a Chairman of the Board and designate such Chairman to be the Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Bank's business.

        SECTION 9. Chairman and Vice Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors. If a Chairman of the Board is not elected or is absent, the Vice Chairman, if one is elected, shall preside at all meetings of the Board of Directors. If both the Chairman and the Vice Chairman of the Board are not elected or are absent, the President shall preside at all meetings of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate. If the Chairman of the Board is not the Chief Executive Officer, he shall also have such powers and perform such duties as the Chief Executive Officer may from time to time designate.

        SECTION 10. President. If neither a Chairman of the Board nor a Vice Chairman of the Board are elected or are present, the President shall preside at all meetings of the Board of Directors and of the stockholders. If the President is not the Chief Executive Officer, he shall have such powers and perform such duties as the Chief Executive Officer may from time to time designate.

        SECTION 11. Vice Presidents, Treasurer and Other Officers. Any Vice President, or Assistant Vice President, any Treasurer or Assistant Treasurer and any other officers whose powers and duties are not otherwise specifically provided for herein shall have such powers and shall perform such duties as the Chief Executive Officer may from time to time designate.

        SECTION 12. Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. If a Secretary is not elected or is absent, the Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk, an Assistant Clerk, if one is elected, shall perform the Clerk's duties. Otherwise a Temporary Clerk designated by the person presiding at the meeting shall perform the Clerk's duties.

                                    ARTICLE V

                                  Capital Stock

        SECTION 1. Certificates of Stock. Unless otherwise provided by the Board of Directors, each stockholder shall be entitled to a certificate of the capital stock of the Bank in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar, other than a Director, officer or employee of the Bank. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Bank is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

        SECTION 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred on the books of the Bank by the surrender to the Bank or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Bank or its transfer agent, if one is appointed, may reasonably require.

        SECTION 3. Record Holders. Except as otherwise required by law, by the Charter or by these By-laws, the Bank shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Bank in accordance with the requirements of these By-laws.

        It shall be the duty of each stockholder to notify the Bank of his or her address and any changes thereto.

        SECTION 4. Record Date. The Board of Directors may fix in advance a time of not more than sixty days before the date of any meeting of the stockholders, the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Bank after the record date. Without fixing such record date, the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

        If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be the close of business on the date on which the Board of Directors acts with respect thereto.

        SECTION 5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

        SECTION 6. Issuance of Capital Stock. Except as provided by law, the Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Bank which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses and on such terms as the Board of Directors may determine, including, without limitation, the granting of options, warrants or conversion or other rights to subscribe to said capital stock.

        SECTION 7. Dividends. Subject to applicable law, the Charter and these By-laws, the Board of Directors may from time to time declare, and the Bank may pay, dividends on outstanding shares of its capital stock.


                                   ARTICLE VI

                                    Deposits

        Deposits of any type permitted by law may be received by the Bank on such terms and subject to such limitations as are from time to time provided by law and the rules, regulations and By-laws of the Bank, but any deposit may be refused by the Bank for any legal reason. Each depositor shall sign a statement signifying assent to the rules, regulations and By-laws of the Bank then in force or as thereafter added or amended. All rules, regulations and By-laws of the Bank and all additions and amendments thereto from time to time in effect shall be binding on all depositors and on all other persons dealing with the Bank whether or not such statement is signed.

                                   ARTICLE VII

                                   Withdrawals

        Deposits may be withdrawn by the depositor or by any person legally authorized to act on the depositor's behalf. Withdrawals may be made by written order or by any other method permitted by the Bank, subject to such requirements as may be established from time to time by the Bank or by law. Withdrawals requesting payment to the depositor or to one or more persons may be honored by the Bank. Any payment made by the Bank to the depositor in person or pursuant to any such withdrawal shall discharge the liability of the Bank to all persons to the extent of such payment. No alleged agreement with a depositor or with any other person inconsistent with law, these By-laws or with any of the rules or regulations of the Bank shall be valid or binding upon the Bank.

                                  ARTICLE VIII

                                    Interest

        The Bank may pay interest on deposits in accordance with law. Fractional parts of a dollar shall not be included in principal in computing interest. With respect to deposit accounts on which interest is payable, the Bank may elect not to pay interest on accounts that have a balance of less than $10.00, or such other minimum amount as may be fixed or permitted by law, unless otherwise provided by law.


                                   ARTICLE IX

                                 Indemnification

        SECTION 1. Definitions. For purposes of this Article: (a) "Officer" means any person who serves or has served as a Director of the Bank or in any other office filled by election or appointment by the stockholders or the Board of Directors and any heirs or personal representatives of such person; (b) "Non-Officer Employee" means any person who serves or has served as an employee of the Bank, but who is not or was not an Officer, and any heirs or personal representatives of such person; (c) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal administrative or legislative body or agency and any claim which could be the subject of a Proceeding; and (d) "Expenses" means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees or other disbursements reasonably incurred in a Proceeding.

        SECTION 2. Officers. Except as provided in Sections 4 and 5 of this
Article IX, each Officer of the Bank shall be indemnified by the Bank against all Expenses incurred by such

Officer in connection with any Proceedings in which such Officer is involved as a result of serving or having served (a) as an Officer or employee of the Bank;
(b) as a director, officer or employee of any wholly owned subsidiary of the Bank; or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Bank.

        SECTION 3. Non-Officer Employees. Except as provided in Sections 4 and 5 of this Article IX, each Non-Officer Employee of the Bank may, in the discretion of the Board of Directors, be indemnified against any or all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved as a result of serving or having served (a) as a Non-Officer Employee of the Bank; (b) as a director, officer or employee of any wholly owned subsidiary of the Bank; or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Bank.

        SECTION 4. Service at the Request or Direction of the Bank. No indemnification shall be provided to an Officer or Non-Officer Employee with respect to serving or having served in any of the capacities described in
Section 2(c) or 3(c) above unless the following two conditions are met: (a) such service was requested or directed in each specific case by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, and (b) the Bank maintains insurance coverage for the type of indemnification sought. In no event shall the Bank be liable for indemnification under Section 2(c) or 3(c) above for any amount in excess of the proceeds of insurance received with respect to such coverage as the Bank in its discretion may elect to carry. The Bank may but shall not be required to maintain insurance coverage with respect to indemnification under Section 2(c) or 3(c) above. Notwithstanding any other provision of this Section 4, but subject to Section 5 of this Article IX, the Board of Directors may provide an Officer or Non-Officer Employee with indemnification under Section 2(c) or 3(c) above as to a specific Proceeding even if one or both of the two conditions specified in this Section 4 have not been met and even if the amount of the indemnification exceeds the amount of the proceeds of any insurance which the Bank may have elected to carry, provided that the Board of Directors in its discretion determines it to be in the best interests of the Bank to do so.

        SECTION 5. Good Faith. No indemnification shall be provided to an Officer or to a Non-Officer Employee with respect to a matter as to which such person shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that the action of such person was in the best interests of the Bank. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or Non-Officer Employee, no indemnification shall be provided to said Officer or Non-Officer Employee with respect to a matter if there be a determination that with respect to such matter such person did not act in good faith in the reasonable belief that the action of such person was in the best interests of the Bank. The determination shall be made by a majority vote of those Directors who are not involved in such Proceeding. However, if more than half of the

Directors are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three disinterested Directors chosen by the disinterested Directors at a regular or special meeting. If there are fewer than three disinterested Directors, the determination shall be based upon the opinion of the Bank's regular outside counsel.

        SECTION 6. Prior to Final Disposition. Unless otherwise provided by the Board of Directors or by the committee pursuant to the procedure specified in
Section 5 of this Article IX, any indemnification provided for under this
Article IX shall include payment by the Bank of Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by the Officer or Non-Officer Employee seeking indemnification to repay such payment if such Officer or Non-Officer Employee shall be adjudicated or determined to be not entitled to indemnification under this
Article IX.

        SECTION 7. Insurance. The Bank may purchase and maintain insurance to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Bank or any such Officer or Non-Officer Employee, or arising out of any such status, whether or not the Bank would have the power to indemnify such person against such liability by law or under the provisions of this Article IX.

        SECTION 8. Other Indemnification Rights. Nothing in this Article IX shall limit any lawful rights to indemnification existing independently of this
Article IX.

                                    ARTICLE X

                          Conveyances and Foreclosures

        SECTION 1. General Authority. Any officer is authorized and empowered severally to execute, acknowledge and deliver, in the name and on behalf of the Bank, whenever authorized by the Board of Directors or Executive Committee, by general or specific vote, all deeds and conveyances of real estate, all assignments, extensions, releases, partial releases and discharges of mortgages, and all assignments and transfers of bonds and other securities; and in connection with any of the foregoing, said officers are authorized and empowered severally to release or assign the interest of the Bank in any policy of insurance held by it.

        SECTION 2. Foreclosure of Mortgages. In the event of a breach of condition of any mortgage held by the Bank, any officer is authorized and empowered severally in the name and on behalf of the Bank, whenever authorized by the Board of Directors or Executive Committee by general or specific vote, to make entry for the purpose of taking possession of the mortgaged property or foreclosing such mortgage and to perform any and all acts necessary or proper to consummate such foreclosure and effect the due execution of any power of sale contained in such mortgage, including the execution, acknowledgment and delivery of all deeds and instruments of conveyance to the purchaser and the execution of all affidavits and certificates required by law or deemed necessary or appropriate by any of such officers.

                                   ARTICLE XI

                            Miscellaneous Provisions

        SECTION 1. Amendment of By-laws. These By-laws may be adopted, altered, amended, changed or repealed as provided in the Charter.

        SECTION 2. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Bank shall be the twelve (12) months ending December 31, or on such other date as may be required by law.

        SECTION 3. Seal. The Board of Directors shall have power to adopt and alter the seal of the Bank.

        SECTION 4. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Bank in the ordinary course of its business without Board of Directors' action may be executed on behalf of the Bank by the Chairman of the Board, if one is elected, the President, the Treasurer or any other officer, employee or agent of the Bank as the Board of Directors or the Executive Committee may authorize.

        SECTION 5. Voting of Securities. Unless otherwise provided by the Board of Directors, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of the Bank, or appoint another person or persons to act as proxy or attorney in fact for the Bank with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other organization, any of whose securities are held by the Bank.

        SECTION 6. Charter. All references in these By-laws to the Charter shall be deemed to refer to the Charter of the Bank, as amended and in effect from time to time.